Exhibit 23.6

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 to be filed on or around November 22, 2013 of Banc of California, Inc. of our report dated March 12, 2013 relating to our audit of the 2012 financial statements of The Private Bank of California, appearing in the Current Report on Form 8-K of Banc of California, Inc. (formerly known as First PacTrust Bancorp, Inc.) filed on April 11, 2013.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Los Angeles, CA

November 21, 2013